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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                 AUGUST 10,1999



                             CELERITY SYSTEMS, INC.

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               (Exact Name of Registrant as Specified in Charter)

    Delaware                       0-23279                   52-2050585
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(State or Other              (Commission File             (IRS Employer
 Jurisdiction of              Number)                     Identification No.)
 Incorporation)

                           1400 Centerpoint Boulevard
                           Knoxville, Tennessee 37932
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number, including
                            area code: (423) 539-5300




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                 (Former Address, if changed since last report)


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THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE
VARIOUS RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: MARKET DEMAND FOR CELERITY'S PRODUCTS, SUCCESSFUL IMPLEMENTATION OF CELERITY'S PRODUCTS, COMPETITIVE FACTORS, THE ABILITY TO MANAGE CELERITY'S GROWTH AND THE ABILITY TO RECRUIT ADDITIONAL PERSONNEL AND OTHER RISKS DETAILED FROM TIME TO TIME IN CELERITY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO, THOSE DESCRIBED UNDER THE CAPTION "DESCRIPTION OF BUSINESS - RISK FACTORS" IN CELERITY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999.


Item 5:  OTHER EVENTS

                                   THE MERGER

         Celerity Systems, Inc. ("Celerity") has entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") with FutureTrak International, Inc. ("FutureTrak") and FutureTrak Merger Corp., a wholly owned subsidiary of the Celerity ("Merger Sub"), dated as of August 10, 1999, pursuant to which, among other things, (a) Merger Sub will be merged into FutureTrak, with the result that FutureTrak will become a wholly owned subsidiary of the Celerity, (b) each share of common stock of FutureTrak outstanding at the effective time of the merger (other than shares held in FutureTrak's treasury) will be converted into one share of common stock of the Company, and (c) the name of Celerity will be changed to FutureTrak Systems, Inc.


                              THE MERGER AGREEMENT

         The following is a brief summary of the material provisions of the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit 99.1. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY. All references to the Merger Agreement are qualified in their entirety by the Merger Agreement, which is attached hereto as Exhibit 99.1.

         EFFECTIVE TIME

         The Merger Agreement contemplates the merger of Merger Sub, a Celerity subsidiary, into FutureTrak. After the merger, FutureTrak will survive as a wholly owned subsidiary of Celerity. The merger will become effective once we file the Certificate of Merger with the DELAWARE Secretary of State and the Articles of Merger with the FLORIDA Department of State, or at such later time as specified in such documents. This filing will occur upon the closing under the Merger Agreement. Unless Celerity and FutureTrak agree otherwise, the closing will occur within ten business days following the satisfaction or waiver of the pre-conditions to closing set forth in the Merger Agreement.

         CONVERSION OF FUTURETRAK COMMON STOCK

         Once we complete the merger, the following will occur:

         - Except as described in the section headed "Fractional Shares" below, each outstanding share of FutureTrak common stock will be converted into an exchange ratio of one share of Celerity common stock. The exchange ratio will be appropriately adjusted for stock splits and similar events.

         - If there is a change in the number of outstanding shares of Celerity or FutureTrak common stock prior to the completion of the merger, the exchange ratio will be appropriately adjusted.

         As of the date of this Form 8-K, the holders of FutureTrak common stock would be entitled to receive in the aggregate 9,546,193 shares of Celerity's common stock.

         Celerity proposes to engage American Stock Transfer & Trust Co. to act as its exchange agent in connection with the merger (the "Exchange Agent").

         STOCK OPTIONS AND OTHER STOCK RIGHTS

         Once we complete the merger, each option, warrant or other right to purchase shares of FutureTrak common stock then outstanding will be assumed by Celerity. This means that each FutureTrak stock option, warrant or right will be converted into an option, warrant or right to acquire shares of Celerity common stock. The number of shares of Celerity common stock to be subject to the option, warrant or right will be equal to the product of (a) the number of shares of FutureTrak common stock subject to the original option, warrant or right and (b) the exchange ratio, rounded down to the nearest whole share. The exercise price for each FutureTrak option, warrant or right will also be adjusted and will be equal to the quotient of (a) the exercise price of the original FutureTrak option, warrant or right divided by (b) the exchange ratio, rounded up to the nearest whole cent. All other terms of the original option, warrant or right will otherwise be unchanged. As of the date of this Form 8-K, the holders of options to purchase FutureTrak common stock would be entitled to receive in the aggregate options to purchase 106,500 shares of Celerity's common stock.

         FRACTIONAL SHARES

         Celerity will not issue any fractional shares of its stock in the merger. Promptly following completion of the merger, Celerity will deliver to the Exchange Agent cash sufficient to pay for all fractional shares of Celerity's common stock. FutureTrak shareholders who would otherwise receive a fractional share will be paid an amount in cash (without interest) determined by multiplying such fraction by the "market price" of Celerity's common stock on the tenth business day prior to completion of the merger. Market price on any such date will be deemed to be the average of the daily closing prices on the Nasdaq SmallCap Market, or if Celerity is not listed or admitted for trading at the relevant time, the highest reported bid price as furnished by the National

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Association of Securities Dealers, Inc., for the twenty consecutive trading days immediately preceding the date in question.

         The Exchange Agent will, subject to any abandoned property laws, pay to FutureTrak shareholders, upon surrender of their FutureTrak certificates, the cash value of their fractional shares, without interest. Upon expiration a three month period following completion of the merger, Celerity will hold any balance of cash represented by the fractional shares which has not been paid out for collection by the shareholders of fractional FutureTrak shares who have not yet claimed payment, subject to any applicable statute of limitations or abandoned property laws.

         EXCHANGE AGENT

         Once we complete the merger, the Exchange Agent will transmit to the FutureTrak shareholders appropriate documents to be used by them to surrender their FutureTrak common stock certificates in exchange for Celerity stock certificates and cash in lieu of any fractional shares of Celerity common stock. FutureTrak stock certificates will then be canceled.

         PREPARATION AND DELIVERY OF DISCLOSURE SCHEDULES AND EXHIBITS

         As soon as is practicable but, in any event, within forty-five days following the execution of the Merger Agreement, FutureTrak and Celerity will each deliver to the other the disclosure schedules and exhibits contemplated in the Merger Agreement. Celerity and FutureTrak may each terminate the Merger Agreement if disclosures included in the other party's schedules are not satisfactory to such party on or prior to the tenth business day following delivery of such schedules.

         TAX CONSEQUENCES

         For federal income tax purposed, the merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         DIRECTORS AND OFFICERS

         Upon consummation of the merger, Dr. Ahmad Moradi, Chief Executive Officer and a director of FutureTrak, will become Chief Executive Officer and Co-Chairman of Celerity; Kenneth Van Meter, Chief Executive Officer, Chairman and President of Celerity, will remain President and become Co-Chairman of Celerity; Robert Kelner, Chief Operating Officer of FutureTrak, will become Chief Operating Officer of Celerity; and Stephen Remondini, President and Chairman of FutureTrak, will serve as Chief Strategic Advisor and shall develop international operations for Celerity.

         Upon consummation of the merger, the Board of Directors of the Celerity is planned to initially consist of seven members, two from each of Celerity and FutureTrak and three independent board members.

         COVENANTS

         PROHIBITED ACTIONS PENDING CLOSING

         Each of Celerity and FutureTrak have agreed that between the date of execution of the Merger Agreement and the closing of the merger, except for scheduled exceptions or with the other party's consent, it will not do the following:

         - amend or otherwise change its Articles of Incorporation, By-laws or other governing documents;

         - issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities;

         - authorize or incur any additional debt for money borrowed other than in the ordinary course of business, or incur any additional long-term debt maturing in whole or in part, more than one year after the date of creation thereof;

         - mortgage, pledge or subject to lien or other encumbrance any of its material properties or agree to do so;

         - enter into or agree to enter into any material agreement, contract or commitment other than in the ordinary course of business;

         - declare, set aside, make or pay any dividend or other distribution to its shareholders or its stockholders (as the case may be), or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, or authorize or effect any split-up or any recapitalization or make any changes in its authorized or issued capital stock;

         - increase or agree to increase, the compensation of any of its officers, directors or employees by means of salary increase, bonus or otherwise other than in the ordinary course of business consistent with past practice;

         - sell or otherwise dispose of, or agree to sell or dispose of, any of FutureTrak's material assets or properties;

         - amend or terminate any material lease, contract, undertaking or other commitment to which it is a party, or to take action or fail to take any action, constituting any event of default thereunder;

         - assume, guarantee or otherwise become responsible for the obligations of any other party or agree to so do;

         - invest any of its assets, except the reinvestment of cash or cash equivalents in U.S. Treasury Bills and/or Certificates of Deposit;

         - pay any finders or investment bankers' fees in connection with the transactions contemplated by the Merger Agreement; or

         - take any action prior to the closing of the merger which would breach any of the representations and warranties contained in the Merger Agreement.

         However, notwithstanding the foregoing, at or prior to completion of the merger, Celerity may undertake stock splits in order to comply with any applicable Nasdaq maintenance requirements.

         EMPLOYMENT AGREEMENTS

         Celerity shall enter into an employment agreement, effective upon the closing of the merger, with each of Kenneth D. Van Meter, Stephen Remondini, Ahmad Moradi, Robert Kelner and William Tessaro. Employment agreements between Celerity and each of Stephen Remondini, Ahmad Moradi, Robert Kelner and William Tessaro will be in the form as the employment agreements in effect between these officers and FutureTrak as of the date of execution of the Merger Agreement.

         COOPERATION TO OBTAIN FINANCING

         Each of FutureTrak and Celerity shall use commercially reasonable efforts to obtain at the earliest practicable date, on as favorable terms as possible, "bridge" financing prior to the completion of the merger, and financing after the merger. The costs and proceeds of any financing received prior to the completion of the merger shall be shared equally between Celerity and FutureTrak.

         CONDITIONS PRECEDENT TO CLOSING

         CELERITY AND MERGER SUB

         The obligations of Celerity and Merger Sub to effect the merger are subject to the fulfillment or waiver of certain conditions including the following:

         - The representations and warranties of FutureTrak shall be true and correct on and as of the closing date of the merger and FutureTrak shall have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by it on or prior to the closing date of the merger.


         - The representations and warranties of certain FutureTrak shareholders contained in the Shareholders Agreement, described in the section headed "Related Agreements" below, shall be true and correct on and as of the closing date of the merger and such shareholders shall have performed and complied in all material respects with all covenants and agreements required by the Shareholders Agreement to be performed or complied with by them on or prior to the closing date of the merger.

         - No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or, to FutureTrak's knowledge, threatened by any governmental or regulatory body, seeking to restrain or prevent the consummation of the transactions contemplated by the Merger Agreement or seeking damages in connection with such transactions, or which has or would have, if successful, singly or in the aggregate, a material adverse effect on FutureTrak.

         - Except as set forth on FutureTrak's disclosure schedule, FutureTrak shall have obtained all consents, permits and approvals from parties to contracts or other agreements with FutureTrak, and any other material consent, permit or approval, that may be required in connection with the performance by FutureTrak of its obligations under the Merger Agreement, or to assure the consummation of the transactions contemplated by the Merger Agreement, or the continuance of such contracts or other agreements with FutureTrak after closing of the merger, including those set forth on FutureTrak's disclosure schedule.

         - The form, terms and conditions of the Merger Agreement shall have been approved, and the consummation of the transactions contemplated by the Merger Agreement shall have been authorized by the shareholders or stockholders, as the case may be, and the Boards of Directors of each of FutureTrak, Celerity and Merger Sub and evidence of such approvals shall have been delivered to Celerity.

         - All actions, proceedings, instruments and documents required to carry out the Merger Agreement or incidental thereto, and all other related legal matters, shall be subject to the reasonable approval of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to Celerity and Merger Sub, and FutureTrak shall have furnished such counsel all documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         - The properties or business of FutureTrak shall not have been and shall not be threatened to be adversely affected in any material respect as a result of fire, explosion, earthquake, disaster, accident, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. There shall not be pending or threatened any strike or any action by any governmental authority which would have a material adverse effect on FutureTrak. After the date of the Merger Agreement, no event shall have occurred which, individually or when considered together with all other matters, has had or could reasonably be expected to have a material adverse effect on FutureTrak.

         - No new elections with respect to taxes, or changes in current elections with respect to taxes, affecting FutureTrak shall have been made after the date of the Merger Agreement without the prior written consent of Celerity.

                  FutureTrak shall have provided Celerity with (i) all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this agreement, together with evidence satisfactory to Celerity that such transfer taxes and charges have been paid, (ii) an affidavit, stating, under penalty of perjury, FutureTrak's United States taxpayer identification number and that the transferor is not a foreign person, and (iii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Celerity of any obligation to withhold any portion of the payments to FutureTrak shareholders made pursuant to the Merger Agreement.

         - All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities shall have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities or the issuance of Celerity's shares issuable pursuant to the Merger Agreement, including an S-4, shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding therefor.

         FUTURETRAK

         The obligations of FutureTrak to effect the merger are subject to the fulfillment or satisfaction of certain conditions including the following:

         - The representations and warranties of Celerity and Merger Sub shall be true and correct on and as of the closing date of the merger and Celerity and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by them, respectively, on or prior to the closing date of the merger.

         - The form, terms and conditions of the Merger Agreement shall have been approved, and the consummation of the transactions contemplated thereby shall have been authorized by the stockholders and the Boards of Directors of each of Celerity and Merger Sub and evidence of such approvals shall have been delivered to FutureTrak.

         - No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by the Merger Agreement, or to seek damages or a discovery order in connection with such transaction.

         - The properties or business of Celerity shall not have been and shall not be threatened to be adversely affected in any material respect as a result of fire, explosion, earthquake, disaster, accident, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. There shall not be pending or threatened any strike or any action by any governmental authority which would have a material adverse effect on Celerity. After the date of the Merger Agreement, no event shall have occurred which, individually or when considered together with all other matters, has had or could reasonably be expected to have a material adverse effect on Celerity.

         - The Nasdaq SmallCap Market, if Celerity is then listed on the Nasdaq Smallcap Market, shall have listed or approved the listing on official notice of issuance, of Celerity shares to be delivered to the FutureTrak shareholders pursuant to the Merger Agreement.

         - All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities shall have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities or the issuance of Celerity's shares pursuant to the Merger Agreement, including an S-4, shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding therefor.

         TERMINATION

         The merger may be abandoned, at any time before we complete the merger and before or after any stockholder approval, in the following circumstances:

         -        by mutual written consent of Celerity and FutureTrak;

         - by either Celerity or FutureTrak if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger becomes final and non-appealable; PROVIDED that the party seeking to terminate this agreement shall have used its reasonable best efforts to remove or lift such injunction or other order;

         - by either Celerity of FutureTrak if the merger is not consummated by December 31, 1999 through no fault of the party wishing to terminate the Merger Agreement;

         - by Celerity if stockholder approval of the merger is not obtained because of the failure to obtain the required vote upon a vote held at the stockholders' meeting called to obtain such approval, or at any adjournment thereof;

         - by Celerity, so long as it is not then in material breach of its obligations under the Merger Agreement, if there has been a breach of any representation or warranty or a material breach of any other covenant or agreement on the part of FutureTrak set forth in the Merger Agreement; PROVIDED that any such breach is not cured within ten calendar days following receipt by FutureTrak of notice of such breach and is existing at the time of the termination of the Merger Agreement, unless such breach could not, individually or in the aggregate with other breaches, be reasonably expected to have a material adverse effect on FutureTrak;

         - by FutureTrak, so long as it is not then in material breach of its obligations under the Merger Agreement, if there has been a breach of any representation or warranty or a material breach of any covenant or agreement on the part of Celerity or Merger Sub set forth in the Merger Agreement; PROVIDED that any such breach is not cured within ten calendar days following receipt by Celerity or Merger Sub of notice of such breach and is existing at the time of the termination of the Merger Agreement, unless such breach could not, individually or in the aggregate with other breaches, be reasonably expected to have a material adverse effect on Celerity or Merger Sub;

         - by FutureTrak or Celerity if any person has made a bona fide proposal relating to an acquisition proposal, or has commenced a tender offer or exchange offer for the common stock of either FutureTrak or Celerity, and the Board of Directors of the companies (as the case may be) determines in good faith after consultation with its financial and legal advisors, that such transaction, if consummated would be a superior proposal (i.e., economically superior to the transactions contemplated by the Merger Agreement).

         - by Celerity on or prior to the tenth business day following the date of delivery of the FutureTrak disclosure schedule, if due diligence conducted by Celerity or disclosures included in the FutureTrak disclosure schedule or in any other schedule to be delivered by FutureTrak are not satisfactory to Celerity; and

         - by FutureTrak on or prior to the tenth business day following the date of delivery of the Celerity disclosure schedule, if due diligence conducted by FutureTrak or disclosures included in the Celerity disclosure schedule or in any other schedule to be delivered by Celerity are not satisfactory to FutureTrak.

         EFFECT OF TERMINATION

         If the Merger Agreement is terminated, it shall become void and there will be no liability or other obligation on the part of Celerity, Merger Sub or FutureTrak or their respective affiliates, officers, directors or shareholders with respect to the merger except that no such termination shall relieve any party from liability for a material breach.

                                RELATED AGREEMENT

         SHAREHOLDERS AGREEMENT

         All references to the Shareholders Agreement are qualified in their entirety by the Shareholders Agreement, which is attached hereto as
Exhibit 99.2.

         In connection with the Merger Agreement, four shareholders of FutureTrak (all of whom are officers and/or directors of FutureTrak who together hold 6,631,500 shares of FutureTrak common stock representing approximately sixty-nine percent (69%) of the outstanding common stock of FutureTrak, entered into a Shareholders Agreement with Celerity and Merger Sub ("Shareholders Agreement"). These shareholders have agreed to do the following:

         - to use such influence as he may have by reason of his beneficial ownership of shares of FutureTrak common stock to call a meeting of the shareholders of FutureTrak or arrange for the execution of a consent by the holders of the requisite majority of such shares in order to approve and adopt the Merger Agreement and merger;

         - to exercise any vote he may have as a beneficial owner of shares of FutureTrak common stock in a shareholder vote to approve the Merger Agreement and merger; and

         - to not, prior to the termination of the merger agreement, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of his shares of FutureTrak common stock, or any interest therein, unless he first obtains from the assignee a proxy giving him the right to vote such shares in favor of the merger, (ii) grant any proxies or powers of attorney, deposit any shares into a voting trust or enter into a voting agreement with respect to such shares, or (iii) take any action that could have the effect of preventing or disabling him from performing his obligations under the Shareholders Agreement.

                            ADDITIONAL RISK FACTORS

         THE MERGER AGREEMENT MAY NOT BE CONSUMMATED

         The Merger Agreement may be terminated by the Celerity or FutureTrak under certain circumstances. See "The Merger Agreement--Termination." These circumstances include, but are not limited to, due diligence being conducted by either party or disclosures included in the other party's schedules not being satisfactory to such party on or prior to the tenth business day following delivery of such schedules. Although the parties intend to consummate the merger, no assurance can be given that the merger will be consummated, particularly if the parties are unable to obtain additional financing on a timely basis.

         THE EXPECTED BENEFITS OF COMBINING FUTURETRAK AND CELERITY MAY NOT BE REALIZED

         Celerity and FutureTrak entered into the Merger Agreement with the expectation that the merger will result in benefits to the combined companies, including providing information and entertainment solutions to the multi-housing marketplace using digital convergence technologies.

         If we are not able to integrate effectively our technology, operations and personnel in a timely and efficient manner, then the benefits of the merger will not be realized and, as a result, Celerity's operating results and the market price of Celerity's common stock may be adversely affected. In addition, the attention and effort devoted to the integration of the two companies will significantly divert management's attention from other important issues, and could significantly harm the combined companies' business and operating results.

         FUTURETRAK SHAREHOLDERS WILL RECEIVE ONE SHARE OF CELERITY COMMON STOCK DESPITE CHANGES IN THE MARKET VALUE OF FUTURETRAK COMMON STOCK OR CELERITY COMMON STOCK

         Each outstanding share of FutureTrak common stock will be exchanged for one share of Celerity's common stock upon completion of the merger. This exchange ratio is a fixed number and will not be adjusted for changes in the market price of either FutureTrak common stock or Celerity Common Stock. Neither party is permitted to terminate the merger agreement solely because of changes in the market price of the other's common stock. Consequently, the specific dollar value of Celerity's common stock to be received by FutureTrak shareholders will depend on the market value of Celerity at the time of completion of the merger. We cannot predict or give any assurances as to the market price of FutureTrak before the merger or of Celerity's common stock at any time before or after the merger. The prices of Celerity's common stock and FutureTrak's common stock may vary because of factors such as:

         - changes in the business, operating results or prospects of Celerity or FutureTrak;

         - market assessments of the likelihood that the merger will be completed;

         -        the timing of the completion of the merger;

         -        the prospects of post-merger operations;

         -        regulatory considerations; and

         -        general market and economic conditions.

         UNCERTAINTY OF TRADING OF SECURITIES ON THE NASDAQ SMALLCAP MARKET; PENNY STOCK

          The continued trading of our common stock on the Nasdaq SmallCap Market is conditioned upon meeting certain asset, capital and surplus, earnings, and stock price requirements. To maintain eligibility for trading, we will be required to maintain the following:

         - net tangible assets in excess of $2,000,000, market capitalization in excess of $35,000,000 or net income (in the latest fiscal year or two of the last three fiscal years) in excess of $500,000;

         - a market value of shares held by non-affiliates of the Company in excess of $1,000,000;

         - a bid price of $1.00 per share; and at least 300 round lot holders of the common stock.

If we fail any of the tests, the common stock may be delisted from trading on the Nasdaq SmallCap Market.

         On April 22, 1999, the Company received a letter from Nasdaq stating that the closing bid price of the Company's common stock during the last thirty consecutive trade dates failed to maintain a price greater than or equal to the $1.00 price required for listing on the Nasdaq SmallCap Market. The Company was provided ninety calendar days in which to comply with the minimum bid price requirement. The Company's closing bid price of its Common Stock was at or above $1.00 for fourteen consecutive days, beginning July 14, 1999. Since August 6, 1999, the Company's Common Stock closing bid price has been below $1.00. In addition, the Company received a letter from Nasdaq on April 21, 1999 requesting a discussion of the Company's plans to address the specific items that led to the issuance of a "going concern" opinion in the Form 10-KSB for fiscal 1998 by the Company's independent auditors as well as the Company's continued compliance with the listing requirements of the Nasdaq SmallCap Market. The Company was granted a hearing to be held on September 16, 1999, pursuant to a letter from Nasdaq dated August 17, 1999. In addition, Nasdaq sent a letter to the Company on August 26, 1999, stating that concerns have been raised that, as a result of the proposed merger with FutureTrak, the Company may be subject to the reverse merger requirements set forth in Nasdaq Marketplace Rule 4330(f). The Company is preparing its response to Nasdaq concerning the foregoing issues which will be presented at the hearing. Although the Company is attempting to respond to Nasdaq's concerns, no assurance can be given that the Company will be successful in meeting the Nasdaq SmallCap listing requirements.

         The effects of delisting include the limited release of the market prices of our common stock and limited news coverage of the Company. Delisting may restrict investors' interest in our securities and materially adversely affect the trading market and prices for such securities and our ability to issue additional securities or to secure additional financing.

         In addition to the risk of volatile stock prices and possible delisting, low price stocks are subject to the additional risks of federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the common stock were delisted from trading on the Nasdaq SmallCap Market and the trading price of the common stock was less than $5.00 per share, the common stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934 which, among other things, requires that broker/dealers satisfy special sales practice requirements. These requirements include making individualized written suitability determinations and receiving purchasers' written consent, prior to any transaction.

         If our securities are deemed penny stocks under the Securities Enforcement and Penny Stock Reform Act of 1990, this would require additional disclosure in connection with trades in our securities. Such disclosure includes the delivery of a disclosure schedule explaining the nature and risks of the penny stock market.

         The foregoing requirements could severely limit the liquidity of the Company's securities and materially adversely affect our ability to issue additional securities or to secure additional financing.

         NECESSITY OF ATTRACTING AND RETAINING EMPLOYEES

         Upon consummation of our initial public offering in November 1997, we intended, subject to the availability of funds, to hire approximately 50 employees (in addition to our more than 60 then current employees) for engineering, product development and operations; sales and marketing; and management and administrative staff. Due, in large measure, to our inability to realize sufficient cash flow from operations, we have been unable to implement our hiring plans. Our workforce now consists of approximately six full-time employees. We lost our Vice President of Sales and Marketing in October 1998, our Controller in January 1999 and our Vice President of Business Development in June 1999.

         The Company, in 1998, did hire approximately 30 additional staff, but based on the lack of new sales in the interactive video area, and the Company's heavy requirement for cash related to the development and initial manufacture of the T-6000 digital set top box, the Company was required to lay off of a small number of employees, and a larger number left the Company voluntarily, especially during the final six months of the year, resulting in a reduction of approximately 58 staff from its peak number in July 1998.

         We are in arrears in paying compensation to our employees and we will not be able to continue to retain them if we do not obtain additional funds to pay them.

                                   FUTURETRAK

         FutureTrak is in the business of providing satellite television, interactive content and other information services to customers.

         FutureTrak's current focus is on the Multiple Housing Market (MHU) and involves the installation of satellite and wire-based distribution systems in buildings. FutureTrak proposes to use these systems, which will include set top boxes and other equipment supplied by Celerity, to deliver television and information services (including DIRECTV television services and high-speed Internet access) to subscribers. FutureTrak has, to date, entered into a non-binding letter of intent to provide services to up to 3,000 such subscribers.

         Historically, FutureTrak's business has involved the provision of entertainment and information services (including weather and stock reports) to mobile customers on yachts and in recreational vehicles in the United States. This business has been detrimentally affected by supply and quality problems with the receiver equipment supplied to FutureTrak for use by its customers.

         In furtherance of its MHU business, FutureTrak has entered into an agreement in principle to acquire the multi-housing division of Golden Sky Systems, Inc. ("Golden Sky"), a company based in Kansas City, Missouri, which provides a direct broadcast satellite service. The agreement in principle provides that the acquisition will be conditional upon completion of the merger between Celerity and FutureTrak and DIRECTV's consent to the transfer of Golden Sky's Master System Operator license to the merged entity. The parties have not yet entered into a definitive agreement with respect to the acquisition.

                                     NASDAQ

         On April 17, 1999, Celerity Systems, Inc. (the "Company") received a letter from Nasdaq stating that the Company's request for continued listing on The Nasdaq SmallCap Market-SM- would be considered at an oral hearing to be held on September 16, 1999 before a panel authorized by The Nasdaq Stock Market Board of Directors. In addition, the Company received a letter from Nasdaq on August 26, 1999 stating that the Company may be subject to the reverse merger requirements set forth in Nasdaq Marketplace Rule 4330(f), and that this issue would be considered at the Company's oral hearing. If the Company is subject to such requirements, upon consummation of the merger between the Company and FutureTrak International, Inc. pursuant to the definitive merger agreement executed between the companies on August 10, 1999, the post-transactional company would be required to satisfy the initial inclusion requirements for listing on The Nasdaq SmallCap Market-SM-. The Company is in the process of preparing a response to Nasdaq concerning the "reverse merger requirements" and is considering several steps to address that issue and Nasdaq's other concerns during the oral hearing. See "Risk Factors--Uncertainty of Trading on Nasdaq SmallCap Market; Penny Stocks." Although the Company will attempt to respond to Nasdaq's concerns, no assurance can be given that the Company will be successful in meeting the Nasdaq SmallCap listing requirements.

Item 7:  FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

                           99.1 Agreement and Plan of Merger, dated August 10, 1999, between Celerity Systems, Inc., FutureTrak Merger Corp. and FutureTrak International, Inc.

                           99.2. Shareholders Agreement, dated August 10, 1999, between Celerity Systems, Inc., FutureTrak Merger Corp. and certain parties listed therein.

                           99.3 Letter from Nasdaq to Celerity Systems, Inc. dated August 17, 1999.

                           99.4 Letter from Nasdaq to Celerity Systems, Inc. dated August 26, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 8, 1999

                                 CELERITY SYSTEMS, INC.



                                 By: /s/ Kenneth D. Van Meter
                                     --------------------------------------
                                     Kenneth D. Van Meter
                                     President and Chief Executive Officer